Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of ARB IOT Group Limited (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended June 30, 2025 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

ARB IOT GROUP LIMITED

October 31, 2025	By:	/s/ Liew Kok Leong
	Name:	Liew Kok Leong
	Title:	Chief Executive Officer
(Principal Executive Officer)

October 31, 2025	By:	/s/ (Addy) Ng Kok Wah
	Name:	(Addy) Ng Kok Wah
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)